December 31, 1999



JACO ELECTRONICS, INC.
145 Oser Avenue
Hauppauge, NY  11788

NEXUS CUSTOM ELECTRONICS, INC.
Prospect Street
Brandon, VT  05733

Gentlemen:

         Reference is made to the Second Restated and Amended Loan and Security Agreement between us bearing an effective date of September 13, 1995, as amended and supplemented (the "Agreement"). All initially capitalized terms not otherwise defined herein shall have such meaning as are ascribed to them under the Agreement.

         It is hereby agreed by and between us that the Agreement is hereby amended effective December 31, 1999, as follows:

         1. The first sentence of Paragraph 17(d) is amended to read in its entirety as follows:

                           "Maintain at all times a ratio of consolidated current assets of Debtor and its Subsidiaries to consolidated current liabilities of Debtor and its Subsidiaries of not less than 1.5 to 1.0."

         2. The first sentence of Paragraph 18(e) is amended to read in its entirety as follows:

                           "Permit at any time the ratio of Indebtedness to Tangible Net Worth to be greater than 1.60 to 1.0; "Indebtedness" shall mean consolidated total liabilities of Debtor and its Subsidiaries determined in accordance with generally accepted accounting principles consistently applied."

         Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.



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                  If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

                                         Very truly yours,
                                         GMAC COMMERCIAL CREDIT LLC,successor
                                         by merger to BNY FINANCIAL CORPORATION,
                                         successor in interest to THE BANK OF
                                         NEW YORK COMMERCIAL CORPORATION,
                                         as Agent and Lender

                                         By: /s/ Daniel Murray_
                                         Title: Senior Vice President


                                         FLEET BANK, N.A. f/k/a
                                         NATWEST BANK N.A., as Lender

                                         By: /s/ Alice Aliceberg
                                         Title: Vice President


ACCEPTED & AGREED TO:
JACO ELECTRONICS, INC.

By:/s/ Jeffrey D. Gash
Title: Vice President


NEXUS CUSTOM ELECTRONICS, INC.

By:/s/ Jeffrey D. Gash
Title: Vice President